Exhibit 4.6
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                                 PROMISSORY NOTE

                                                               Acton, California
$                                                                         , 1997


         FOR VALUE RECEIVED, the undersigned, Omega Orthodontics, Inc., a Delaware corporation having offices at 3621 Silver Spur Lane, Acton, California (the "Maker"), promises to pay to the order of ___________________, an individual residing at __________________, ____________, ____________ _____ (the
"Payee") on June 30, 1998, subject to mandatory prepayment as provided below, the principal sum of _____________________ Dollars ($_______.00), or, if less, the aggregate unpaid principal amount of the advances shown on the schedule attached hereto (and any continuation thereof), representing the aggregate principal amount of advances made by the Payee to the Maker.

         The unpaid principal amount of this promissory note (this "Note") from time to time outstanding shall bear interest at a rate equal to sixteen percent (16%), which the Maker represents to be a lawful and commercially reasonable rate, payable quarterly on September 30, 1997, December 31, 1997, March 31, 1998 and June 30, 1998. Interest hereunder shall accrue in arrears and shall be computed on a 360-day basis (i.e., interest for each day during which any of the principal balance is outstanding shall be computed at the interest rate stated above divided by 360.) Payments shall be applied, in order, to costs of collection, late charges, interest and then principal, and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at such bank or other financial institution specified in writing by the Payee from time to time, and shall be recorded on the grid attached hereto by the holder hereof.

1. Mandatory Prepayment. The Maker intends to use the proceeds of the sale of the Note to pay for a portion of the legal, accounting and printing expenses the Maker expects to incur in preparing and consummating an initial public offering ("IPO") of Common Stock and Redeemable Common Stock Purchase Warrants of the Maker. Within five days after consummation of the IPO, if it is consummated, the Maker shall prepay the entire principal balance of this Note, together with any accrued but unpaid interest thereon.

2. Acceleration/Events of Default. At the option of the Payee, the entire unpaid principal balance hereunder with interest then outstanding shall become immediately due and payable upon the occurrence of any of the following events of default (hereinafter "Events of Default") which are not cured in accordance with the provisions of Section 3: (i) failure to pay principal when due on this Note; (ii) failure to pay any interest on this Note 30 days after payment is due; (iii) failure to perform any other covenant of the Maker under this Note, and such failure continues for 60 days after written notice by the holder;

and (iv) the making of an assignment for the benefit of creditors, trust mortgage or composition with creditors or other arrangement of similar import by, or the commencement of any proceedings under any bankruptcy or insolvency law, now or hereafter enacted by or against, the Maker, or any endorser.

         If an Event of Default shall occur and be continuing, other than an event of bankruptcy or insolvency of the Maker, the holder of the Note may accelerate maturity upon 10 business days after notice of such acceleration is received by the Maker. If an Event of Default shall occur and be continuing which is a bankruptcy or insolvency of the Maker, the maturity of the Note shall immediately accelerate without any act on the part of any holder. After acceleration upon the Event of Default, but before a judgment or decree based on acceleration, the holder of the Note may rescind and annul such acceleration if, among other things, all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Note.

3. Maker's Right to Cure. Notwithstanding the foregoing, the Maker shall at minimum have the right: (i) to cure monetary defaults hereunder or under any instrument, document or undertaking given or entered in connection herewith within 15 calendar days after the Event of Default; and (ii) to cure non-monetary defaults hereunder or under any such instrument, document or undertaking within 30 calendar days after the Event of Default, in which event, this Note and the loan evidenced hereby shall be reinstated. The time periods provided herein for cure shall be concurrent with and not consecutive to any other grace periods which may be provided in or with respect to any obligation having the benefit of this provision.

4. Voluntary Prepayment. The Maker may prepay this Note in whole or in part at any time without penalty or premium, upon written notice to the Payee.

5. Expenses. The Maker agrees to pay all expenses, including reasonable attorney's fees, which the Payee may incur in effecting collection of this Note, upon default or at maturity.

6. Delays. The Payee shall not, by any act, delay, omission or otherwise be deemed to have waived any of his rights or remedies hereunder unless such waiver be in writing and signed by the Payee. A delay, omission or waiver on one occasion shall not be deemed a waiver or bar on any future occasion of the same or any other right.

7. Certain Waivers. The Maker hereby (i) waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, except as specifically provided herein with respect to notices of non-monetary default;
(ii) waives all suretyship defenses; and (iii) assents to any extension or postponement of the time of payment or any other indulgence or forbearance and to the addition or release of any other party primarily or secondarily liable.


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


8. Remedies. The Maker hereby acknowledges and agrees that no remedy of the Payee under this Note is intended to be exclusive of any other remedy, and each and every remedy given hereunder or now or hereafter existing at law or in equity by statute or other provision of law may be exercised in any order or manner without waiving rights and may be exercised cumulatively.

9. Notices. Notices to the Maker shall be deemed given when delivered in hand to the Maker, or one (1) day after being sent by receipted commercial, overnight courier or five (5) business days after being mailed by certified mail, postage prepaid, return receipt requested, at the address described above or at such other address of which the Maker shall have notified the Payee in writing.

10. Governing Law. This Note shall be deemed to be a California instrument, and all rights and obligations hereunder shall be governed by the laws of the State of California.

         This instrument has been duly executed by an officer of the Maker duly authorized, and shall take effect upon the date and year first above written.

WITNESS:                               OMEGA ORTHODONTICS, INC.


                                       By:
----------------------------               -----------------------------
                                       Name:  Robert J. Schulhof
                                       Title:  President


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


                                      GRID

         Advances made by _____________________ to Omega Orthodontics, Inc., and payments of principal and interest of such advances.


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                            Amount of
          Amount of         Principal          Outstanding        Notation Made
Date      Advance           Payment            Principal          By
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